PIERIS PHARMACEUTICALS, INC.
225 FRANKLIN ST, 26TH FLOOR
BOSTON, MASSACHUSETTS 02110

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM EST on December 10, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PIRS2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM EST on December 10, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V58926-S00912 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PIERIS PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following proposal:

		For	Against	Abstain
1.	To approve an amendment to the amended and restated articles of incorporation of Pieris to increase the number of authorized shares of Pieris common stock from 3,750,000 shares to 200,000,000 shares.	☐	☐	☐

NOTE: The Company will transact any other business that may properly be presented before the Special Meeting or at any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

This year's Special Meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the Special Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PIRS2024SM and entering the 16-digit control number.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V58927-S00912

PIERIS PHARMACEUTICALS, INC.
Special Meeting of Stockholders
December 11, 2024 9:00 AM EST
This Proxy is solicited by the Board of Directors

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Stephen S. Yoder and Thomas Bures, and either of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Series F preferred stock of Pieris Pharmaceuticals, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2024 Special Meeting of Stockholders, to be held at 9:00 AM EST on December 11, 2024 at www.virtualshareholdermeeting.com/PIRS2024SM, and at any adjournments or postponements of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side